UNAUDITED PRO FORMA FINANCIAL INFORMATION

McEwen Mining Inc. (the “Company” or “McEwen”) entered into an Asset Purchase Agreement (the “APA”) with Primero Mining Corp. (“Primero”) on August 25, 2017, whereby the Company, through a wholly-owned subsidiary, purchased and assumed the Purchased Assets and Assumed Liabilities as defined within the APA related to the Black Fox Complex for total cash consideration of $27.5 million, which is the purchase price of $35.0 million less closing adjustments. The transaction was completed on October 6, 2017. There are certain assets that, although considered a part of the Black Fox Complex, were not acquired, based on the terms of the APA.

The following unaudited pro forma consolidated statement of operations and comprehensive income (the "Pro Forma Financial Statement of Operations") for the year ended December 31, 2017 is based on the Company’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of the Black Fox Complex as if it had occurred on January 1, 2017.

The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Statement of Operations are described in the accompanying notes, which should be read together with the Pro Forma Statement of Operations.

The Pro Forma Statement of Operations should be read together with the Company’s historical consolidated financial statements, which are included in the Company’s latest annual report on Form 10-K filed on February 21, 2018.

The Pro Forma Statement of Operations include financial information received from Primero and such financial information has been accepted and incorporated as presented, without independent verification of such financial information.

McEwen Mining Inc.
Pro forma Consolidated Statements of Operations and Comprehensive Income
For the year ended December 31, 2017
(Unaudited)
(in thousands of U.S. dollars)

	McEwen Mining				Black Fox Complex			Pro forma
	US GAAP	Black Fox Complex	Adjustments		US GAAP	Pro forma		Consolidated
	December 31, 2017	IFRS	US GAAP	Note 3	September 30, 2017	Adjustments	Note 3	December 31, 2017
	a	b	c		d=b+c	e		f=a+d+e
REVENUE
Gold and silver sales	$67,465	$63,607	$-		$63,607	$-		$131,072
Other revenue	259	-	-		-	-		259
	67,724	63,607	-		63,607	-		131,331
COSTS AND EXPENSES:
Production costs applicable to sales	45,180	38,676	-		38,676	(1,439)	(e)	90,904
						8,487	(k)
Mine development costs	3,837	-	-		-	-		3,837
Exploration	17,714	-	3,974	(a)	3,974	-		21,688
Property holding	3,879	-	195	(b)	195	-		4,074
General and administrative	18,872	252	(195)	(b)	57	(941)	(d)	17,988
Loss (Income) from investment in Minera Santa Cruz S.A., net of amortization	44	-	-		-			44
Depreciation	1,453	8,487	-		8,487	(8,487)	(k)	1,453
Revision of estimates and accretion of asset reclamation obligations	2,061	-	177	(c)	177	280	(f)	2,518
Impairment of mineral property interests and property and equipment	711	43,701	-		43,701	(43,701)	(g)	711
Total costs and expenses	93,751	91,116	4,151		95,267	(45,801)		143,217
Operating (loss) income	$(26,027)	$(27,509)	$(4,151)		$(31,660)	$45,801		$(11,886)
OTHER INCOME (EXPENSE)
Interest and other (expense) income	(938)	(259)	177	(c)	(82)	(47)	(h)	(1,016)
		-	-			51	(i)
Gain on sale of assets	11	289	-		289	(289)	(j)	11
Gain on sale of marketable equity securities	840	-	-		-	-		840
Other-than-temporary impairment on marketable equity securities	(356)	-	-		-	-		(356)
Unrealized gain on derivatives	(227)	-	-		-	-		(227)
Foreign currency gain (loss)	694	(1,466)	-		(1,466)	36	(f)	(736)
Total other (expense) income	24	(1,436)	177		(1,259)	(249)		(1,484)
(Loss) income before income tax	(26,003)	(28,945)	(3,974)		(32,919)	45,552		(13,370)
Income tax (expense) recovery	15,369	-	-		-	-		15,369
Net (loss) income	(10,634)	(28,945)	(3,974)		(32,919)	45,552		1,999
COMPREHENSIVE (LOSS) INCOME:
Reclassification of unrealized gain on marketable securities disposed of during the period, net of taxes	(840)	-	-		-	-		(840)
Other-than-temporary impairment on marketable equity securities	356	-	-		-	-		356
Unrealized (loss) gain on available-for-sale securities, net of taxes	1,818	-	-		-	-		1,818
Comprehensive (loss) income	$(9,300)	$(28,945)	$(3,974)		$(32,919)	$45,552		$3,333
Net (loss) income per share :
Basic	$(0.03)							0.01
Diluted	$(0.03)							0.01
Weighted average common shares outstanding (thousands):
—basic	313,887							313,887
—diluted	313,887							313,887

The accompanying notes are an integral part of this Pro Forma Statement of Operations.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2017
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

1. BASIS OF PRESENTATION

The accompanying Pro Forma Consolidated statement of operations and comprehensive income (“Pro Forma Statement of Operations”) gives effect to the acquisition by McEwen Mining Inc. (the “Company” or “McEwen”) of the Black Fox Complex, as described in the Form 8-K dated October 6, 2017 and amended 8-K/A dated December 15, 2017. The accompanying unaudited Pro Forma Statement of Operations have been prepared by management of the Company and are derived from the unaudited interim financial statements of the Black Fox Complex for the nine months ended September 30, 2017 and the audited consolidated financial statements of the Company as at and for the year ended December 31, 2017.

The historical consolidated financial statements have been adjusted in the Pro Forma Statement of Operations to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The accounting policies used in the preparation of these Pro Forma Statement of Operations are those set out in the Company’s audited consolidated financial statements for the year ended December 31, 2017.  The Black Fox Complex prepared its financial statements under International Financial Reporting Standards (“IFRS”), as outlined in the latest audited carve-out financial statements. As a result, in the preparation of the Pro Forma Statement of Operations, several adjustments were made to the Black Fox Complex carve-out financial statements to conform to United States Generally Accepted Accounting Principles (“U.S. GAAP”).

The purchase of the Black Fox Complex was treated as a business combination and was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquiror for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed and conformed the accounting policies of the Black Fox Complex to its own accounting policies.

The Pro Forma Statement of Operations does not necessarily reflect what the consolidated companies’ financial condition or results of operations would have been had the acquisition occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual results of operations may differ significantly from the pro forma amounts reflected herein, due to a variety of factors.

The Pro Forma Statement of Operations does not reflect the realization of any expected cost savings or other synergies from the acquisition of the Black Fox Complex as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2017
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

2.  PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a valuation analysis of the fair market value of the purchased assets and acquired liabilities. The following table summarizes the allocation of the preliminary purchase price as disclosed in the Company’s Form 10-K filed on February 21, 2018:

Total purchase price:
Purchase price	$35,000
Adjustments to purchase price	(7,500)
$27,500
Fair value of assets acquired and liabilities assumed:
Cash	$249
Accounts Receivable	470
Prepaid Assets	63
Inventory	4,704
Mineral Property Interests	8,954
Plant and Equipment	33,683
Accounts Payable	(5,247)
Accrued Liabilities	(3,213)
Short term capital lease liability	(557)
Asset retirement obligation	(11,233)
Long term capital lease liability	(172)
Deferred tax liability	(201)
Net assets acquired in acquisition	$27,500

There are certain assets that although considered a part of the Black Fox Complex, were not acquired based on the terms of the APA. These were limited to the following items: (a) bank accounts that were retained by Primero, (b) bullion that was included as part of the inventory, also retained by Primero, and (c) bond deposits with the Ministry of Northern Development and Mines in relation to the asset retirement obligation. As such, the items were disregarded within the pro forma financial statements. This purchase price allocation has been used as the basis to prepare pro forma adjustments in the Pro Forma Statement of Operations.

3.  PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited Pro Forma Statement of Operations:

(a)

The definition of proven and probable reserves is set forth in SEC Industry Guide 7. Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geological character is so well defined that size, shape, depth and mineral content of the reserves are well established. Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observations. As of December 31, 2017 the Black Fox mine contained resources that satisfy the definition of proven and probable reserves as defined by SEC Industry Guide 7.

When proven and probable reserves as defined by SEC Industry Guide 7 exist, development costs are capitalized. Mine development costs incurred either to develop new ore deposits, expand the capacity of

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2017
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

operating mines, or to develop mine areas substantially in advance of current production would be capitalized.  As at January 1, 2017 the only property with development costs within the Black Fox Complex was the Black Fox mine. As a result, the development costs incurred during the year have been capitalized to mineral property interests.

Under U.S. GAAP, exploration costs incurred until the completion of a final feasibility study on the property are charged to expenses. The Black Fox Complex has incurred exploration expenditures pertaining to the Froome, Grey Fox and surrounding properties of the Black Fox mine. To date, these properties do not contain proven and probable reserves as defined by SEC Industry Guide 7 and, as a result, the exploration and evaluation expenditures are expensed under U.S. GAAP.  The costs expensed were $4.0 million for the year-ended December 31, 2017.

(b)	Reflects the U.S. GAAP adjustment to separately disclose property holding costs as a separate item on the consolidated statement of operations and comprehensive income.

(c)	Reflects adjustment to reclassify accretion from interest expense under IFRS to accretion expense under U.S. GAAP.

(d)	Reflects the adjustment to eliminate the Company’s transaction costs incurred to complete the acquisition of the Black Fox Complex that have been recorded in General and administrative costs.

(e)

Reflects the adjustment to record the depreciation and depletion based on fair values as determined within the purchase price allocation and life of mine as at December 31, 2017. The estimated useful lives of tangible equipment ranged from 2 to 6 years. Tangible equipment has been amortized using the straight line depreciation method.

The useful life of the mineral property interests have been estimated as the mineral reserves. Mineral property interests are amortized using the units of production method with mineral reserves being the base.

The following table summarizes the changes in the estimated depreciation expense:

Year ended
December 31, 2017
Estimated nine month depreciation expense	$7,048
Historical nine month depreciation expense	8,487
Pro forma adjustments to depreciation expense	$(1,439)

(f)

Represents the increase in accretion expense due to management updating (i) the discount rate to a credit-adjusted risk-free rate as required by ASC410, (ii) the closure cost estimate to the updated 2017 closure costs related to the Black Fox Complex, (iii) the life of mine as disclosed in note (e) above and (iv) the foreign currency effect as the underlying cash flows are denominated in Canadian dollars.

Year ended
December 31, 2017
Estimated nine month accretion expense	$457
Historical nine month accretion expense	177
Pro-forma adjustment to accretion expense	$280

(g)

Reflects the adjustment to eliminate historical impairment charges resulting from events unrelated to the business combination and not expected to have a continuing impact on the Company post-acquisition.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2017
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

(h)

Represents the net of the (i)  decrease to interest expense resulting from the acquisition of the Black Fox Complex as the combined entity does not have outstanding debt and (ii) incremental increase in lease interest expense to reflect the difference in effective interest rates used under U.S. GAAP. The following table provides a summary of the adjustment:

Year ended
December 31, 2017
Reversal of interest expense	$31
Lease interest charges	(78)
Pro-forma adjustment to interest expense	$(47)

(i)

Reflects the adjustment to remove $0.1 million in expenses related to severance charges incurred in relation to the acquisition, as this is not expected to have a continuing impact on the Company post acquisition.

(j)

Reflects the adjustment to the statements of operations to remove income of $0.3 million related to the sale of assets, as this is a non-recurring item not expected to have a continuing impact on the Company post acquisition.

(k)	Reflects the adjustment to reclassify depreciation expenses applicable to production to the production costs line item, to conform to McEwen presentation.